UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2006

IONATRON, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14015	77-0262908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3716 East Colombia, Tucson, Arizona 85714
(Address of principal executive offices) (Zip Code)

(520) 628-7415
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Stock Option Grants

On June 2, 2006 (the “Grant Date”), the Board of Directors (the “Board”) of Ionatron, Inc. (the “Registrant”), based on the recommendation of the Compensation Committee of the Board, granted stock options pursuant to the Plan to the following executive officers as follows:

1.	Kenneth M. Wallace, Chief Financial Officer of the Registrant, was granted an option to purchase 200,000 shares of the Registrant’s common stock.

2.	Bernie Walik, Executive Vice President of Operations of the Registrant, was granted an option to purchase 100,000 shares of the Registrant’s common stock.

3.	Stephen A. McCommon, Vice President of Finance of the Registrant, was granted an option to purchase 18,000 shares of the Registrant’s common stock.

The options granted to the executive officers, as set forth above, have an exercise price of $7.20 per share, which is equal to the closing price of the Registrant’s common stock on the Grant Date; shall vest and become exercisable as to 50% of the shares covered thereby on the first anniversary of the Grant Date and shall vest and become exercisable as to the remaining 50% of the shares covered thereby on the second anniversary of the Grant Date; and shall expire on the fifth anniversary of the Grant Date.

On the Grant Date, the Board of the Registrant granted stock options pursuant to the Registrant’s 2004 Stock Incentive Plan (the “Plan”) to the following directors who qualify as “independent directors” under the Nasdaq Market Rules as follows:

1.	Each of David C. Hurley and George Farley was granted an option to purchase 75,000 shares of the Registrant’s common stock.

2.	Each of James A. McDivitt and James K. Harlan was granted an option to purchase 50,000 shares of the Registrant’s common stock.

The options granted to the directors, as set forth above, have an exercise price of $7.20 per share (the closing price of the Registrant’s common stock on the Grant Date); are immediately exercisable as to all of the shares covered thereby; and expire on the fifth anniversary of the Grant Date.

Director Compensation

On the Grant Date, the Board of the Registrant approved payment to Mr. Hurley as director compensation for his services as Chairman of the Board at the rate of $100,000 per year, retroactive to March 23, 2006, the date Mr. Hurley was appointed as Chairman, and, for serving as lead independent director at the rate of $60,000 per year for the period January 1, 2006 to March 22, 2006. The Board of the Registrant also approved payment of $75,000 per calendar year to Mr. Farley as director compensation for his services as Chairman of the Audit Committee, retroactive to January 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IONATRON, INC.
(Registrant)

By:   /s/ Kenneth M. Wallace____________

Kenneth M. Wallace
Chief Financial Officer

Date: June 2, 2006